Exhibit 10.1
TIER TECHNOLOGIES, INC.
Change in Control
Equity Vesting Acceleration Plan

Establishment of Plan
Tier Technologies, Inc. (the “Company”) hereby establishes the Tier Technologies, Inc. Change in Control Equity Vesting Acceleration Plan (the “Plan”).  The Plan is in effect for “Covered Executives” (as defined below) whose employment is terminated without “Cause” (as defined below”) by the Company on or within 12 months after the closing of a “Change in Control” (as defined below) or, for certain Covered Executives, ends during such 12 month period (the “Covered Period”) as a result of a resignation for “Good Reason” (as referenced below).  The effective date of the Plan is November 3, 2011 (the “Effective Date”).

Purpose of Plan
The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company has previously determined that equity compensation forms an important part of the compensation and retention package for the senior leadership team (the “SLT”) of the Company, i.e., the Chief Executive Officer and executives reporting directly to the Chief Executive Officer.  Consistent with evolving best practices for executive compensation, the Company has moved away from automatic single trigger acceleration of vesting or exercisability for its equity compensation, toward vesting in situations in which the equity compensation recipients not only (x) participate in a change in control of the Company but also (y) lose their employment at or following the change in control in a “Covered Termination” (as defined below).  The Compensation Committee has determined that it would be appropriate to provide for full acceleration of vesting and exercisability of equity compensation on a Covered Termination within the Covered Period.

Participants
The members of the SLT on the Effective Date are specified on Exhibit A to this Plan.  Each person specified on Exhibit A is a participant (a “Covered Executive” or “Participant”) for purposes of this Plan.  No person will be a Participant unless the Compensation Committee designates him or her for participation.  The Compensation Committee may designate additional employees for participation in its sole discretion. An individual who is a Covered Executive may not be removed from the list of Covered Executives, provided that if the individual ceases to be employed through a termination that is not a Covered Termination (as defined below) or, while remaining employed, ceases to be a full-time employee, the individual will cease to be a Covered Executive unless the Compensation Committee determines otherwise.

Change in Control
For the purpose of this Plan, “Change in Control” means any Reorganization Event (as defined in the Company’s Amended and Restated 2004 Stock Incentive Plan, or a comparable definition of reorganization event or change in control in the successor plan under which or by reference to which an applicable grant was made) and, even if not a Reorganization Event, any of the following:

(i)  the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (a “Person”)) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50.01% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), any acquisition directly from the Company will not be a Change in Control, nor will any acquisition by any entity pursuant to a Business Combination (as defined below) which complies with subclauses (x) and (y) of clause (ii) of this definition; and provided, further, that the formation of a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) that beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50.01% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities shall not, by itself, be a Change in Control if that group includes one or more of the entities listed on Exhibit B, which are the only entities known to the Company on the date hereof that beneficially own 5% or more of the Outstanding Company Common Stock, or one or more affiliates (within the meaning of the Exchange Act, and determined as of the Effective Date or such later date when the group is formed) of such 5% or more holders;

(ii)  the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all (i.e., in excess of 85%) of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person  beneficially owns, directly or indirectly, 50.01% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iii)  a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the Effective Date or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office after the Effective Date occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iv)  the liquidation or dissolution of the Company;

provided that, where required to avoid additional taxation under Section 409A of the Internal Revenue Code of 1986 (“Section 409A” of the “Code”), the event that occurs must also be a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined in Treasury Reg. § 1.409A-3(i)(5), and provided, further, that the Board or Compensation Committee may, in advance of an event that would otherwise be a Change in Control as defined above (other than an event in which at least 90% of the Outstanding Company Voting Securities are transferred to or become held by a Person through acquisition or Business Combination),  determine not to treat the event as a Change in Control for purpose of this Plan, except to the extent that Section 409A requires otherwise with respect to restricted stock units or other compensation covered by Section 409A.

Eligibility for Equity Vesting Acceleration
A Covered Executive will be entitled to “Equity Vesting Acceleration” (as defined below) if his or her employment with the Company is terminated by the Company during the Covered Period for any reason other than Cause, death, or disability (as disability is defined under the applicable Company program covering the Covered Executive).  In addition, a Covered Executive who has in effect at the applicable time an employment or severance or retention agreement (an “Individual Agreement”) that defines “Good Reason” will be treated as terminated without Cause if he or she resigns for Good Reason, as so defined, in accordance with the procedures in his or her Individual Agreement, provided that the relocation of the Reston, Virginia headquarters to Atlanta, Georgia will not be treated as “Good Reason” for purposes of this Plan (but this sentence does not override any contractual rights provided directly by such Individual Agreements).  A termination of employment for reasons described in this paragraph is a “Covered Termination”

For purposes of the Plan, “Cause” will have the meaning provided in the Covered Executive’s Individual Agreement if any is then effective or, if none exists or none is then effective, “Cause” will mean any of the following:  (i) fraud by the Covered Executive; (ii) material misrepresentation by the Covered Executive; (iii) the Covered Executive’s theft or embezzlement of assets of the Company; (iv) the Covered Executive’s conviction, or plea of guilty or nolo contendere, to any felony (or to a felony charge reduced to a misdemeanor), or, with respect to his or her employment, to any misdemeanor (other than a traffic violation); (v) the Covered Executive’s material failure to follow the Company’s policies; (vi) material breach by the Covered Executive of any agreement between him or her and the Company; and/or (vii) the Covered Executive’s continued failure to attempt in good faith to perform his or her duties as reasonably assigned by the Board or, as applicable, the Company.  Before terminating the Covered Executive’s employment for Cause under clauses (v), (vi), or (vii) above, the Company will specify in writing the nature of the act, omission, refusal, or failure that it deems to constitute Cause and, if the Compensation Committee reasonably considers the situation to be correctable, give the Covered Executive 30 days after he or she receives such notice to correct the situation (and thus avoid termination for Cause), unless the Company agrees to extend the time for correction.  The Compensation Committee will determine in its reasonable discretion whether the Covered Executive’s correction is sufficient.

Participants whose active employment with the Company ends for any reason before the Covered Period begins will not be entitled to the Equity Vesting Acceleration.  For this purpose, a Participant will not be considered employed after the date he or she is no longer actively employed and his or her employment will not be extended by any notice period mandated under local law (e.g., active employment does not include a period of “garden leave” or similar period pursuant to local law).

Nothing in the Plan is intended to affect whether and when the Company can terminate the employment of a Covered Executive but rather specifies only whether some forms of employment termination will cause Equity Vesting Acceleration under the Plan.

Equity Vesting Acceleration
If a Covered Executive experiences a Covered Termination during the Covered Period, he or she will receive “Equity Vesting Acceleration” as follows:

Each outstanding option to purchase shares of the Company held by the Covered Executive (to the extent not then currently exercisable) shall become immediately exercisable in full, each outstanding restricted stock award held by the Covered Executive shall be deemed to be fully vested and such vested shares will no longer be subject to any applicable right of repurchase or first refusal by the Company, and each outstanding restricted share unit award held by the Covered Executive shall be deemed to be fully vested and such vested shares shall be distributed to the Covered Executive within 30 calendar days thereafter.

Notwithstanding the foregoing, the Compensation Committee will have the right to suspend exercises or sales with respect to such equity compensation pending satisfaction of the release requirement and to cause any equity compensation receiving such accelerated vesting to expire or be forfeited if the release is not provided as specified under Release.

Release
Upon a Covered Termination, the Equity Vesting Acceleration will occur but the incremental portion of the Participant’s equity compensation affected by the Equity Vesting Acceleration will be frozen.  As a condition to benefiting from the Equity Vesting Acceleration, a Participant must sign a release of claims prepared by and provided by the Company (the “Release”) and abide by the provisions of the Release.  Among other things and except as prohibited by local law, the Release shall contain a release and waiver of any claims the Participant or his or her representative has or may have against the Company, its affiliates and/or representatives, and shall release those entities and persons from any liability for such claims including, but not limited to, all employment discrimination claims, to the fullest extent that local law permits.  The Release will also include a requirement to return all Company property and may include nonsolicitation, nondisparagement and cooperation requirements.  For persons covered by Individual Agreements that require a Release, the Release required by such agreement will satisfy this requirement.  Covered Executives are entitled and advised to consult an attorney of

their own choosing before signing the Release.    If the Release requirement under this provision is not satisfied by the 60th day following the Covered Termination, any incremental equity vested by the Equity Vesting Acceleration will be forfeited back to the date of the Covered Termination.

Withholding; 409A Compliance
The Company may withhold from any payment under the Plan any taxes required by law to be withheld with respect to such payment.  If a Participant is considered a “specified employee” within the meaning of Section 409A and the Severance Benefit, payable hereunder would be subject to taxes imposed by Section 409A(a)(1)(B) of the Code but such taxes could be avoided by complying with the requirements of
Section 409A(a)(2)(B)(i) of the Code, no distribution of shares under a restricted stock unit (if subject to Section 409A) will be made during the six-month period following the termination of his or her employment.  Any distribution that would have occurred during such six-month period but for the provisions of the preceding sentence shall be paid to the Participant in a lump sum without interest within the first five days of the seventh month following the termination of employment.  In any event, the Company makes no representations or warranty and shall have no liability to the Participant or any other person, other than with respect to payments made by the Company in violation of the provisions of this Plan, if any provisions of or payments under this Plan are determined to constitute deferred compensation subject to Section 409A of the Code but not to satisfy the conditions of that section.

Plan Administration
The Compensation Committee, or a designee thereof, shall be the Plan Administrator.  The general administration of the Plan and the responsibility for carrying out its provisions shall be vested in the Plan Administrator.

The Plan Administrator’s decisions and determinations (including determinations of the meaning and reference of terms used in the Plan) shall be conclusive upon all persons.

The Plan Administrator shall have the full power and discretionary authority to administer the Plan in all its details and such powers and discretion as are necessary to discharge its duties, including, but not limited to, interpretation and construction of the Plan, the determination of all questions of eligibility, participation and benefits and all other related or incidental matters, and such duties and powers of plan administration that are not assumed from time to time by any other appropriate entity, individual or institution.  The Plan Administrator shall decide all such questions in accordance with the terms of the controlling legal documents and applicable law, and its good faith decision will be binding on the Participant, the Participant’s spouse or other dependent or beneficiary and all other interested parties.

The Plan Administrator shall maintain such records as are necessary to carry out the provisions of the Plan.

The Company shall pay all costs and expenses incurred in administering this Plan, including expenses of the Plan Administrator and its designee(s).

Indemnification
To the extent permitted by law, the Plan Administrator and all employees, officers, directors, agents and representatives of the Plan Administrator shall be indemnified by the Company and held harmless against any claims and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except to the extent that such claims arise from gross negligence, willful neglect, or willful misconduct.

Duration of Plan	The Plan shall continue in force until the Company terminates the Plan.
Amendment or Termination
The Company may amend, modify, or terminate the Plan at any time before or after but not during the Covered Period.  Such amendment, modification or termination shall be effected by a written instrument executed by an authorized officer of the Company.  In no event shall such amendment, modification or termination reduce or diminish any Equity Vesting Acceleration with respect to equity compensation granted before the date of the amendment.

Successors	This Plan binds the Company and its successors or assigns.
Governing Law; Venue
The Plan and the rights of all persons under the Plan shall be construed in accordance with the laws of the State of Delaware (without regard to conflict of laws provisions).   For purposes of litigating any dispute that arises under the Plan, the Company and any Participants submit to and consent to the jurisdiction of the State of Georgia, and agree that such litigation shall be conducted in the courts of Atlanta, Georgia, or the federal courts for the United States for the Northern District of Georgia, where this Plan is established.

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Exhibit A

Alex P. Hart
Jeff Hodges
Atul Garg
Keith S. Kendrick
Mark Lavin
Ben Mitchell
Sandip Mohapatra
Keith S. Omsberg
Anne Welch

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Exhibit B

Discovery Group I, LLC
Wells Fargo & Company
Giant Investment, LLC
Heartland Advisors, Inc.
Dimensional Fund Advisors LP